Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-150710) pertaining to the Colfax Corporation 2008 Omnibus Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-173883) pertaining to the Colfax Corporation 401(K) Savings Plan Plus,

(3)	Registration Statement (Form S-8 No. 333-183115) pertaining to the Colfax Corporation 2008 Omnibus Incentive Plan, as amended and restated April 2, 2012,

(4)	Registration Statement (Form S-3 No. 333-202233) of Colfax Corporation, and

(5)	Registration Statement (Form S-8 No. 333-211357) pertaining to the Colfax Corporation 2016 Omnibus Incentive Plan

of our reports dated February 16, 2018, with respect to the consolidated financial statements and schedule of Colfax Corporation and the effectiveness of internal control over financial reporting of Colfax Corporation included in this Annual Report (Form 10-K) of Colfax Corporation for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Baltimore, Maryland
February 16, 2018